                    Exhibit 10

Joint Venture Agreement

Party A: Greater China Media and Entertainment Corp., a company incorporated under the laws of the State of Nevada and trading on the NASD OTCBB under symbol “GCME”.

Address: 10th Floor, Building A, Tongyongguoji Center, No. 3 Jianguomenwai Road, Beijing China

Legal Representative: Wei, Xin

Position: Chairman

Party B: Beijing Star King Talent Agency Ltd. Co., a company organized and existing under the laws of People's Republic of China.

Address: No. 1205 HuiXin Building, Beijing, Peoples’ Republic of China

Legal Representative: Xu, Li

Position: General Manager

Whereas:

Party A and Party B reached an agreement for mutual benefit and joint development, both parties agree as follows:

1. Structure of Co-operation

1.1  A Joint Venture (JV) will be formed in Beijing China;

1.2  Registered Capital of the JV will be 1 million RMB, of which, 600,000 RMB of registered capital will be invested from Party A who will own 60% of the JV, the rest will be invested from Party B who will own 40% of the JV;

1.3  Party B will also transfer all the signed agency contracts (“Transferred Contracts”) to the JV.

2

2. Rights with respect to the Transferred Contracts

2.1 JV is the beneficial owner of the Transferred Contracts;

3. Rights and Obligations

3.1 Rights and Obligations of Party A

3.1.1 Party A will invest 600,000 RMB as registered capital of the JV. Party A will own 60% of the JV; Party A will put 940,000 RMB in the new company as working capital according to the JV's Business Plan.

3.1.2  The board of the JV will have 3-5 members. Party A has the right to appoint the Chairman of the Board and 1- 2 other directors;

3.1.3.  Party A has the right to appoint the CFO (Chief Financial Officer) of the JV;

3.1.4  Party A is responsible for raising the necessary capital for the development of the JV;

3.1.5  At the second anniversary of the JV, if JV generated 8 million RMB (about U$1 million) before tax profit, but Party B decided to terminate the cooperation, Party A has the right to get all the investment and all the loan to the JV from Party B, in addition, Party A has the right to own all the profit generated from the JV. Upon completion of the above mentioned transaction, Party B will transfer the entire ownership of the JV to Party A;

3.1.6 At the second anniversary of the JV, if JV generated 8 million RMB(about U$1 million) before tax profit, Party A has right to acquire the 40% ownership owned by Party B at the 6 times the average annual net profit in form of combination of cash and Party A's common stock;

3.1.7  Party A has the right to get cooperation from Party B in order to comply with the annual audit requirements of the SEC, if any, and such cooperation with include working with a PCAOB approved accounting firm retained by Party A which is credentialed to practice before the SEC;

2

3.1.8  Party A has the right to require Party B not to transfer its ownership to any third party during the term of this Agreement, except for transferring his ownership to Party A according to Section 3.1.5 of this Agreement;

3.1.9 Party A has right not to distribute the profit to both parties within the first 3 years;

3.1.10 Party A will issue 2 million new common shares of Party A to Party B or any third party designated by Party B in an offering exempt from registration pursuant to Regulation S under the Securities Act of 1933, as amended. The parties agree that these shares will be restricted from trading for 2 years from the date hereof in accordance with this Agreement. After 2 years, the shares will be entitled to qualify for trading privileges pursuant to Rule 144 in accordance with the provisions and limitations of that rule.

3.2. Rights and Obligations of Party B

3.2.1 Party B will invest 400,000 RMB as registered capital of the JV and Party B will own 40% of the JV;

3.2.2 Party B is responsible for the daily operations of the JV;

3.2.3 Party B is responsible for ensuring all the operations will comply with related rules and regulations in China. The JV will focus on in Talent Agency industry and other related businesses in the media and entertainment industry;

3.2.4 The board of the JV will have 3 or 5 members. Party B has the right to appoint 1 member if the board has 3 members or 2 members if the board has 5 members;

3.2.5 At the second anniversary of the JV, if the JV fails to reach the profit projection, but has no loss, Party B has the right to appoint the General Manager for one more year. If the JV suffers a loss by the end of the second year of operations, Party A has the right to appoint General Manager;

3.2.6.  After the JV has founded, Party B can not sign any agreements with any third party, can not carry out operations under his own name, such as to purchase the script, shoot the film, put out advertisement, to collect revenue, etc.

3.2.7 Party B will not conduct business with any third party which will have conflict interest with the JV;

3.3  Both Parties agree to appoint Mrs. Xu, Li as the General Manager of the JV.

2

4. Time to set up the JV

4.1 Both parties will start submitting the required documents for setting up the JV within one month after signing this Agreement.

5. Settlements of Disputes

All disputes among the Parties arising from this Agreement shall be settled through friendly negotiation. In case no settlement can be settled through negotiation, any Party has the right to submit such disputes to China International Economic and Trade Arbitration Commission (CIETAC). And the arbitration decision shall be final and binding on both parties. The expenses for arbitration shall be borne by losing party unless otherwise stated by Arbitration Commission.

6. Term of Agreement

This Agreement has a term of Twenty (20) years from the signing of this Agreement.

7. General

7.1 This Agreement sets forth the entire agreement and understanding of the parties in respect to the matters contained herein and supersedes all prior agreements, ar-rangements and understandings relating thereto;

7.2  All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforce-able by, the parties hereto;

7.3 This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agree-ment, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent;

7.4 If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions;

7.5  This Agreement and any amendment or modification of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

8. Form of Signature

The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any amendment or modification of this Agreement; provided, however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

Date: December 7, 2006

Greater China Media and Entertainment Corp.	Beijing Star King Talent Agency Ltd. Co.
/s/ Wei, Xin	/s/ Xu, Li
Wei, Xin	Xu, Li
Name: Wei, Xin Title: Chairman More Title	Name: Xu, Li Title: General Manager More Title